UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2006

UNIVERSAL CITY FLORIDA HOLDING CO. I

UCFH I FINANCE, INC.

UNIVERSAL CITY FLORIDA HOLDING CO. II

UCFH II FINANCE, INC.

(Exact name of Registrants as specified in its charter)

Florida Florida Florida Florida	333-122778	59-3354262 20-1937766 59-3354261 20-1937798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

1000 Universal Studios Plaza Orlando, FL	32819-7610
(Address of principal executive offices)	(Zip code)

(407) 363-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

A. As previously announced, Robert Gault Jr. is retiring effective December 31, 2006, and will transition his duties as President of Universal City Development Partners, Ltd. (UCDP) as of December 5, 2006 and plans to continue as Chief Executive for the remainder of the year.

William Davis has been elected President and Chief Operating Officer of Universal City Development Partners, Ltd., effective December 5, 2006 but will begin transition work with Mr. Gault and Universal’s senior management team in early October 2006. Mr. Davis is 60 years old and was the Vice President and General Manager of Six Flags Marine World in San Francisco from May 1, 2005 until June 1, 2006. Prior to that, Mr. Davis was the Managing Director of Port Aventura, S.A., more commonly known as Universal Mediterranea, in Tarragona, Spain from May 2003 until June 2004. Mr. Davis also served as a director of Port Aventura, S.A. and USPA Hotel Ventures I, S.A. during that same period. From 2000 until 2002, Mr. Davis was the Senior Vice President of Guest Services for Busch Entertainment Corporation. From 1997 through 2000, Mr. Davis served on the Board of Directors and Executive Committees for Hubbs/Sea World Research Institute.

On October 30, 2006, UCDP and Mr. Davis entered into an employment agreement, which was effective October 1, 2006. The term of the Agreement is for two years and UCDP has an option to extend the agreement two additional years. Mr. Davis’ base salary will be $450,000 per year, plus a target incentive of 33% of base salary.

B. On October 30, 2006, UCDP entered into a Purchase and Sale Agreement with Daniel Corporation to sell four acres of undeveloped land for $6.4 million, subject to closing adjustments. The land is not required to support the long-term growth plans. In connection with this sale, UCDP expects to record a gain of approximately $5.3 million and will hold a mortgage of approximately $4.9 million. This transaction is expected to close during the fourth quarter of 2006, and is subject to contingencies which must be satisfied before closing.

C. Forward-Looking Information

Certain statements appearing in this Current Report on Form 8-K are “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future conditional verbs, such as “will,” “should,” “could,” or “may” and variations of such words or similar expressions, are intended to identify forward-looking statements. Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to, risks and uncertainties relating to a general economic downturn; the dependence of our business on air travel; the risks inherent in deriving substantially all of our revenues from one location; our dependence on Universal Studios, Inc. and its affiliates; the loss of key distribution channels for pass sales; competition within the Orlando theme park market; publicity associated with accidents occurring at theme parks; the loss of material intellectual property rights used in our business; and the seasonality of our business. There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report.

Item 9.01 Financial Statements and Exhibits.

A. Exhibits

10.1 Employment Agreement of William Davis

10.2 Purchase and Sale Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY FLORIDA HOLDING CO. I

Date: November 3, 2006	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer and Chief Financial Officer

UCFH I FINANCE, INC.

Date: November 3, 2006	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer and Chief Financial Officer

UNIVERSAL CITY FLORIDA HOLDING CO. II

Date: November 3, 2006	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer and Chief Financial Officer

UCFH II FINANCE, INC.

Date: November 3, 2006	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer and Chief Financial Officer